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                                                                 EXHIBIT (n)(1)


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 of our report dated April 4, 2008 relating to the financial statements and financial highlights of The United States Life Insurance Company in the City of New York Separate Account USL VL-R, our report dated April 29, 2008 relating to the financial statements of The United States Life Insurance Company in the City of New York and our report dated April 25, 2008, except for Note 15 as to which the date is May 9, 2008 relating to the statutory basis financial statements of American Home Assurance Company, which appear in such Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
May 22, 2008